EXHIBIT 10.1

EMPLOYMENT  AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 30th day of April, 2007 by and among Georgia Bank & Trust Company of Augusta (the "Bank"), a state bank organized under the laws of the State of Georgia (the Bank is sometimes referred to hereinafter as the "Employer"), and Darrell R. Rains, a resident of the State of South Carolina (the "Executive").


RECITALS:

     The Employer currently employs the Executive as Group Vice President and Chief Financial Officer.

     The Employer and the Executive now desire to enter into an agreement respecting the terms and conditions of the Executive's employment by the Bank.

     In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.     Definitions.  Whenever  used  in  this Agreement, the following terms and
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their  variant  forms  shall  have  the  meanings  set  forth  below:

     1.1     "Affiliate"  shall  mean  any  business  entity  which controls the
              ---------
Company,  is  controlled  by  or  is  under  common  control  with  the Company.

     1.2     "Agreement" shall mean this Agreement and any exhibits incorporated
              ---------
herein together with any amendments hereto made in the manner described in this Agreement.

     1.3     "Area"  shall  mean  the  geographic area within a thirty-five (35)
              ----
mile radius of the Bank's primary location at 3530 Wheeler Road, Augusta, Georgia 30909. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs services on behalf of the Employer under this Agreement.

     1.4     "Business of the Employer" shall mean the business conducted by the
              ------------------------
Employer,  which  is  the  business  of  accepting  deposits  and  making loans.

     1.5     "Cause"  shall  mean,  with respect to termination by the Employer:
              -----

          (a) A material breach of the terms of this Agreement by the Executive, including, without limitation, failure by the Executive to perform his duties and responsibilities in the manner and to the extent required under this Agreement;

          (b) Conduct by the Executive that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities hereunder;


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          (c)     Conviction  of the Executive during the Term of this Agreement of  any  felony  or  a  crime involving breach of trust or moral turpitude;

          (d) Conduct by the Executive that amounts to willful insubordination or gross negligence; a continued failure to perform substantially his duties and responsibilities hereunder; or willful misconduct that is materially and demonstrably injurious to the Bank or its personnel, including, but not limited to, financial injury, injury to morale or injury to reputation; or

          (e) Conduct by the Executive that results in a formal action instituted by written order of any regulatory agency with authority or jurisdiction over the Employer to remove the Executive from his position as an officer or executive of the Employer.

     1.6     "Change  of  Control"  means  any  one  of  the  following  events:
              -------------------

          (a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote fifty percent (50%) or more of any class of voting securities of either the Bank or the Company, as the case may be; provided, however, that the current and future holdings of any person who is a shareholder of the Company or the Bank as of the Effective Date shall be disregarded in determining whether the fifty percent (50%) threshold has been attained;

          (b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director were elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds (2/3) of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;

          (c) a reorganization, merger, share exchange combination, or consolidation, with respect to which persons who were the stockholders of the Bank or the Company, as the case may be, immediately prior to such reorganization, merger, share exchange combination, or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged, combined or consolidated company's then outstanding voting securities; or

          (d) the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

     1.7     "Code"  shall  mean  the Internal Revenue Code of 1986, as amended,
              ----
and  the  regulations  promulgated  thereunder.


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     1.8     "Company"  shall  mean  Southeastern  Bank Financial Corporation, a
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corporation  organized  under  the  laws  of  the  state  of  Georgia.

     1.9     "Competing  Business"  shall  mean  any  business,  other  than the
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Company  or  its  Affiliates,  engaged  in  the  Business  of  the  Employer.

     1.10     "Confidential  Information" means data and information relating to
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the  Business  of  the  Employer  (which  does not rise to the status of a Trade
Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

     1.11     "Disability"  shall mean the inability of the Executive to perform
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each  of  his  material duties under this Agreement for the duration of the then applicable elimination period under the Employer's long-term disability policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

     1.12     "Effective  Date"  shall  mean  January  1,  2007.
               ---------------

     1.13     "Employer  Information"  means  Confidential Information and Trade
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Secrets.

     1.14     "Good  Reason"  means,  with respect to a voluntary resignation by
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the  Executive  following  a Change of Control, any one of the following events, but only if, the Executive provided the Employer with written notice of the event within forty-five (45) days after the event occurred and an opportunity to cure for at least ten (10) business days from its receipt of the notice and the circumstances continued, uncured, through the effective date of the Executive's resignation (which date may be no sooner than the day after the expiration of the cure period):

          (a) a change in the Executive's position, authority or duties effected by the Employer;

          (b) a reduction in the Executive's base salary rate or annual bonus opportunity effected by the Employer; or

          (c) a requirement by the Employer that the Executive's services be rendered primarily at a location more than fifty (50) miles from Augusta, Georgia.

     1.15     "Initial  Term"  shall  mean that period of time commencing on the
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Effective  Date  and  running until the earlier of (a) December 31, 2009, or (b)
any earlier termination of employment of the Executive under this Agreement as provided for in Section 3.

     1.16     "Term"  shall  mean  the  Initial  Term and all subsequent renewal
               ----
periods.


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     1.17     "Trade  Secrets"  means  Employer  information  including, but not
               --------------
limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

          (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

          (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.     Duties.
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     2.1     Position.  The  Executive  is  employed as Group Vice President and
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Chief  Financial  Officer of the Bank and, subject to the direction of the Chief
Executive Officer of the Bank or his designee(s), shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by such person(s) in connection with the conduct of its business.

     2.2     Full-Time  Status.  In  addition to the duties and responsibilities
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specifically  assigned  to  the  Executive  pursuant  to Section 2.1 hereof, the
Executive  shall:

          (a) devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of his employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

          (b) diligently follow and implement all reasonable and lawful management policies and decisions communicated to him by the Chief Executive Officer of the Bank or his designee(s); and

          (c) timely prepare and forward to the Chief Executive Officer or the Board of Directors of the Bank or his designee(s) all reports and accountings as may be requested of the Executive.

     2.3     Permitted  Activities.  The  Executive shall not during the Term be
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engaged  (whether  or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the
Executive:

          (a) from investing his personal assets in businesses which will not require any services on the part of the Executive in their operation or affairs, in which his participation is solely that of an investor and which are not Competing Businesses;


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          (b)     from purchasing securities solely as a passive investor in any corporation, the securities of which are regularly traded provided that such purchase shall not result in him collectively owning beneficially at any time five percent (5%) or more of the equity securities of any Competing Business; or

          (c) from participating in other community activities as approved by the President and Chief Executive Officer or Chief Operating Officer of the Employer.

3.     Term  and  Termination.
       ----------------------

     3.1     Term.     This  Agreement  shall remain in effect for the Term and,
             ----
except as provided in this Section 3.1, shall expire on December 31, 2009. On or before each December 31st during the Term commencing with December 31, 2007, the Term may be extended by the affirmative action of the Compensation Committee of the Board of Directors of the Bank so that, as of the immediately succeeding January 1st, the Term shall extend for a period of three (3) calendar years. In the event the Compensation Committee fails to extend the Term on or before any such December 31st, the Term shall expire on the second anniversary of the first December 31st for which an extension of the Term is not approved by the Compensation Committee. In such event, this Agreement shall terminate at the end of the Term then in effect and the Employer shall have no further obligation to the Executive except for payment of amounts due and owing under Section 4 hereof as of the last day of the Term.

     3.2     Termination.  During  the  Term,  the  employment  of the Executive
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under  this  Agreement  may  be  terminated  only  as  follows:

          3.2.1     By  the  Employer:

               (a) For Cause, upon written notice to the Executive pursuant to Section 1.5 hereof, in which event the Employer shall have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of termination;

               (b) Without Cause at any time, provided that the Employer shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event the Employer shall be required to continue to meet its obligation to the Executive under Sections 4.1 and 4.2 for the remaining Term then in effect; or

               (c) Upon the Disability of Executive at any time, provided that the Employer shall give the Executive thirty (30) days' prior written notice of its intent to terminate, in which event, the Employer shall be required to continue to meet its obligation to the Executive under Section 4.1 for six (6) months following the termination or until the Executive begins receiving payments under the Employer's long-term disability policy, whichever occurs first.

          3.2.2     By  the  Executive:

               (a) For any reason other than due to Disability, provided that the Executive shall give the Employer thirty (30) days' prior written notice of his intent to terminate, in which event the Employer shall have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of termination; or

               (b) Upon the Disability of Executive at any time, provided that the Executive shall give the Employer thirty (30) days' prior written notice of its intent to terminate, in which event, the Employer shall be required to continue to meet its obligation to the Executive under Section 4.1 for six (6) months following the termination or until the Executive begins receiving payments under the Employer's long-term disability policy, whichever occurs first.

          3.2.3 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the effective date of termination.

          3.2.4 Upon expiration of the Term as provided in Section 3.1, in which event the Employer shall have no further obligation to the Executive except for payment of any amounts due and owing under Section 4 on the last day of the Term then in effect.

          3.2.5 Notwithstanding anything in this Agreement to the contrary, the Term shall end automatically upon the Executive's death, in which event the Employer shall have no further obligation to the Executive's estate except for payment of any amounts due and owing under Section 4 on the effective date of termination.

          3.2.6 The aggregate amount payable pursuant to Section 3.2.1(b) shall be paid in substantially equal monthly installments over the remaining Term. For purposes of Section 3.2.1(b), the bonus component of the Employer's obligation attributable to Section 4.2 shall be determined by dividing the sum of the annual bonuses, if any, paid to the Executive for the three (3) calendar years (or, if fewer, the number of full calendar years) immediately preceding the calendar year of termination by the full number of calendar years so determined and dividing that result by twelve
     (12).

     3.3     Change  of Control.  If, within twenty-four (24) months following a
             ------------------
Change of Control, either the Executive terminates his employment with the Employer under this Agreement for Good Reason or the Employer involuntarily terminates the Executive's employment under this Agreement other than for Cause, the Executive, or in the event of his subsequent death, his designated beneficiaries, as identified to the Employer in writing in a form substantially similar to Exhibit "A" attached hereto or, in the absence of any such designation, his estate, as the case may be, shall receive, as liquidated damages, in lieu of all other claims, an amount equal to two (2) times the sum of: (a) his Base Salary then in effect; and (b) the average of the annual bonuses paid to the Executive for the three calendar-year period ending immediately prior to the calendar year in which the Change of Control occurs.

     For purposes of the immediately preceding paragraph, in determining the annual bonus component of the formula, for any calendar year during the averaging period in which no annual bonus was payable, $0.00 shall be used in the averaging calculation for that calendar year. In addition, if the Executive's termination of employment occurs before the annual bonus, if any, for the most recently completed calendar year is payable, then the averaging will be determined by reference to the three most recently completed calendar years before that calendar year.

     The amount payable pursuant to this Section 3.3 shall be paid in substantially equal monthly installments over a twenty-four (24) month period commencing as of the first day of the calendar month following the effective date of the termination of employment.

     Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined in a written opinion by a firm of certified public accountants selected by the Employer (such determination to be made within thirty (30) days of a request by the Executive following a Change of Control) or by the Internal Revenue Service that any payment(s) or other amounts or value transferred by the Employer to or for the benefit of the Executive under this Agreement (collectively, the "Payment") would be subject to the excise tax imposed by Code Section 4999 (such excise tax, together with any interest and penalties accrued due to the Executive's failure to pay or underpayment of such tax in reliance on the opinion of the Employer's firm of certified public accountants, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. The Executive shall promptly notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment. The Executive shall provide the Employer with a reasonable opportunity to contest such claim.

     3.4     Effect  of  Termination.
             -----------------------

          3.4.1 Upon termination of the Executive's employment hereunder for any reason, the Employer shall have no further obligation to the Executive or the Executive's estate with respect to this Agreement, except for the payment of any amounts due and owing under Section 4 on the effective date of termination and any payments set forth in Sections 3.2.1(b) or (c);
     Section  3.2.2(b);  or  Section  3.3,  as  applicable.

          3.4.2 Upon either an involuntary termination of the Executive's employment hereunder without Cause (whether before or after a Change of Control) or upon a resignation by the Executive for Good Reason within twenty-four (24) months following a Change of Control and continuing for the lesser of eighteen (18) months or the period during which the Executive is eligible for COBRA continuation coverage, the Employer shall reimburse the Executive for the cost to the Executive of COBRA continuation coverage for himself and his eligible dependents under the primary group medical plan then maintained by the Employer for which the Executive and his dependents are eligible.

          3.4.3 As a condition to the Employer's payment of any amount in connection with a termination of the Executive's employment, the Executive agrees to execute a release in such form as is acceptable to the Employer. The Employer reserves the right to withhold payment of any amounts payable upon termination until the revocation period associated with such release expires (generally, seven (7) days from the date the release is executed).

          3.4.4 If the Employer becomes obligated to pay severance to the Executive under Section 3.2.1(b) and the Executive subsequently renders services of any type and in any manner for or on behalf of a Competing Business having a presence in the Area while the payments required by
     Section 3.2.1(b) are continuing, such competing employment shall fully discharge the Employer from the obligation to make any remaining payments that would otherwise be paid to the Executive under Section 3.2.1(b) from and after the effective date of such competing employment. The Executive is required to provide the Employer with prompt notice of any such competing employment and shall be obligated to repay the Employer for any amounts that may be received from the Employer that are attributable to payments due on or after the date of such competing employment. Any forfeiture of remaining payments pursuant to this Section 3.4.4 shall be in addition to any other remedies available to the Employer under Section 9 below.

4.     Compensation.  The  Executive  shall  receive  the  following  salary and
       ------------
benefits  during  the  Term,  except  as  otherwise  provided  below:

     4.1     Base  Salary.  The Executive shall be compensated at a base rate of
             ------------
$145,000 per year (the "Base Salary"). The Executive's Base Salary shall be reviewed by the Chief Executive Officer of the Bank at least annually, and the Executive shall be entitled to receive annually an increase in such amount, if any, as may be determined by the Chief Executive Officer of the Bank based on its evaluation of the Executive's performance. Base Salary shall be payable in accordance with the Employer's normal payroll practices.

     4.2     Incentive  Compensation.  The Executive shall be entitled to annual
             -----------------------
bonus compensation, if any, as determined by the Compensation Committee of the Board of Directors of the Bank pursuant to any incentive compensation program as may be adopted from time to time by the Bank. Any such program shall be based upon the performance of the Employer for its fiscal year and any such program shall provide that any annual bonus otherwise earned shall be paid within two
(2)  calendar  months  after  the  end  of  that  fiscal  year.

     4.3     Automobile.     The  Employer  will  provide  the Executive with an
             ----------
automobile of a make and model which is commensurate with the Executive's position and approved by the Employer. The Employer will reimburse the Executive for expenses associated with the operation, maintenance and repair of the automobile. Not less frequently than once annually, the Executive will make a good faith allocation between business and personal use of such vehicle as required by the Internal Revenue Service guidelines.

     4.4     Business  Expenses;  Memberships.  The Employer specifically agrees
             --------------------------------
to  reimburse  the  Executive  for:

          (a) reasonable and necessary business (including travel) expenses incurred by him in the performance of his duties hereunder, as approved by the Chief Operating Officer of the Bank; and

          (b) the reasonable dues and business related expenditures, exclusive of any initiation fees, associated with membership in a single country club and a single civic association, both as selected by the Executive and in professional associations which are commensurate with his position;

provided, however, that the Executive shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.5     Vacation.  The  Executive  shall  be  entitled  to paid time off in
             --------
accordance with the terms of the Employer's policy as in effect from time to time.

     4.6     Life  Insurance.  The Employer will provide the Executive with term
             ---------------
group life insurance coverage providing a death benefit of not less than $250,000. Any life insurance benefits provided for under this Section 4.6 shall payable to such beneficiary or beneficiaries as the Executive may designate. If the term life insurance provided for under this Section cannot be obtained with a standard or better risk classification with respect to the Executive, the Employer shall not be obligated to provide such insurance coverage.

     4.7     Benefits.  In  addition  to  the benefits specifically described in
             --------
this Agreement, the Executive shall be entitled to such benefits as may be available from time to time to executives of the Employer similarly situated to the Executive. All such benefits shall be awarded and administered in accordance with the Employer's standard policies and practices. Such benefits may include, by way of example only, retirement plans, dental, health, life and disability insurance benefits, and such other benefits as the Employer deems appropriate.

     4.8     Withholding.  The  Employer  may  deduct  from  each  payment  of
             -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income tax, FICA and other withholding requirements.

5.     Employer  Information.
       ---------------------

     5.1     Ownership  of  Employer  Information.   All  Employer  Information
             ------------------------------------
received or developed by the Executive while employed by the Employer will remain the sole and exclusive property of the Employer.

     5.2     Obligations  of  the  Executive.  The  Executive  agrees:
             -------------------------------

          (a)     to  hold  Employer  Information  in  strictest  confidence;

          (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Employer Information or any physical embodiments of Employer Information; and

          (c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Employer Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

     In the event that the Executive is required by law to disclose any Employer Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after the Executive provides, given the circumstances, timely prior written notice to the Employer when the Executive becomes aware that such disclosure has been requested and is required by law. With respect to Confidential Information, this Section 5 shall survive for a period of twenty-four (24) months following termination of this Agreement for any reason, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

     5.3     Delivery  upon  Request  or  Termination.  Upon  request  by  the
             ----------------------------------------
Employer, and in any event upon termination of his employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Employer Information then in his possession or control.

6.     Non-Competition.  The  Executive agrees that during his employment by the
       ---------------
Employer  hereunder  and,  in  the  event  of  his  termination:

     -    by the Employer without Cause pursuant to Section 3.2.1(b); or
     -    by the Executive pursuant to Section 3.2.2(a).

for a period of twelve (12) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service of or on behalf of others, as an executive officer or proposed executive officer of a new financial institution, undertake for any Competing Business duties and responsibilities similar to those undertaken by the Executive for the Employer.

7.     Non-Solicitation  of  Customers.  The  Executive  agrees  that during his
       -------------------------------
employment  by  the  Employer  hereunder  and,  in the event of his termination:

     -    by the Employer for Cause pursuant to Section 3.2.1(a);
     -    by the Employer without Cause pursuant to Section 3.2.1(b);
     -    by the Executive pursuant to Section 3.2.2(a); or
     - by the Employer or the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twenty-four (24) months thereafter, he will not (except on behalf of or with the prior written consent of the Employer) on his own behalf or in the service of or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for any Competing Business any of the Employer's customers, including prospective customers actively sought by the Employer, with whom the Executive has or had material contact during the two (2) year period preceding his termination of employment for the purpose of providing products or services that are competitive with those provided by the Employer.

8.     Non-Solicitation  of  Employees.  The  Executive  agrees  that during his
       -------------------------------
employment  by  the  Employer  hereunder  and,  in the event of his termination:

     -    by the Employer for Cause pursuant to Section 3.2.1(a);

     -    by  the  Employer  without  Cause  pursuant  to  Section  3.2.1(b);
     -    by  the  Executive  pursuant  to  Section  3.2.2(a);  or
     - by the Employer or the Executive in connection with a Change of Control pursuant to Section 3.3,

for a period of twenty-four (24) months thereafter, he will not, on his own behalf or in the service of or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, any employee of the Company or its Affiliates to a Competing Business, whether or not:

     - such employee is a full-time employee or a temporary employee of the Company or its Affiliates;
     -    such  employment  is  pursuant  to  written  agreement;  and
     -    such  employment  is  for  a  determined  period  or  is  at  will.

9.     Remedies.  The  Executive agrees that the covenants contained in Sections
       --------
5 through 8 of this Agreement are the of essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer, and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants and shall be relieved of its obligation to make any and all payments to the Executive that otherwise are or may become due and payable to the Executive pursuant to Section 3. The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, shall be cumulative.

10.     Severability.  The parties agree that each of the provisions included in
        ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.     No Set-Off by the Executive.  The existence of any claim, demand, action
        ---------------------------
or cause of action by the Executive against the Employer, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12.     Notice.  All  notices,  requests,  waivers  and  other  communications
        ------
required or permitted hereunder shall be in writing (including telecopy or similar writing), addressed as follows:

          (i)  If to the Employer, to it at:

               Georgia Bank & Trust Company of Augusta
               3530 Wheeler Road
               Augusta, Georgia 30909

               Attn:  Ron  Thigpen
                    ---------------------------

          (ii) If to the Executive, to him at:
               Darrell  Rains
               --------------------------------
               115 Highberry Ct
               --------------------------------
               Aiken, SC 29803
               --------------------------------

All such notices, requests, waivers and other communications shall be deemed to have been effectively given (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified at the number set forth above; (c) three (3) business days after deposit in the United States Mail postage prepaid by certified or registered mail with return receipt requested and addressed to the party to be notified as set forth above; or (d) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days' written notice of the new address in the manner set forth above. Any party hereto may change his or its address by advising the other, in writing, of such change of address.

13.     Assignment.  This  Agreement is generally not assignable by the Employer
        ----------
except that the rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. The Agreement is a personal contract and the rights, interests and obligations of the Executive may not be assigned by him. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

14.     Waiver.  A  waiver  by one party to this Agreement of any breach of this
        ------
Agreement by another party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.     Arbitration.  Except  for  matters contemplated by Section 17 below, any
        -----------
controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in a state court of Richmond County, Georgia or the federal court for the Southern District of Georgia. The Employer and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings.
Executive  must  initial  here:  /s/  DR
                                 -------

16.     Attorneys'  Fees.  With  respect  to  arbitration  of  disputes  and  if
        ----------------
litigation ensues between the parties concerning the enforcement of an arbitration award and the Executive prevails in the dispute, the Employer will pay and be financially responsible for all costs, expenses, reasonable attorneys' fees and reasonable expenses incurred by the Executive (or the Executive's estate in the event of his death) in connection with the dispute.

17.     Applicable  Law  and Choice of Forum.  This Agreement shall be construed
        ------------------------------------
and enforced under and in accordance with the laws of the State of Georgia. The parties agree that any appropriate state court in Richmond County, Georgia, or federal court located in or embracing Richmond County, Georgia, shall have exclusive jurisdiction of any case or controversy arising under or in connection with Sections 5 through 9 of this Agreement shall be a proper forum in which to adjudicate such case or controversy. The parties consent and waive any objection to the jurisdiction or venue of such courts.

18.     Interpretation.  Words  importing any gender include all genders.  Words
        --------------
importing the singular form shall include the plural and vice versa. The terms "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.     Entire  Agreement.  This  Agreement  embodies  the  entire  and  final
        -----------------
agreement of the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated, including, but not limited to, the offer letter between the parties dated September 6, 2005 and the Change in Control Agreement between the parties dated January 3, 2006.

20.     Rights  of  Third  Parties.  Nothing  herein expressed is intended to or
        --------------------------
shall be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.     Survival.  The  obligations  of the Executive pursuant to Sections 5, 6,
        --------
7, 8 and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective Sections.

22.     Representation  Regarding  Restrictive  Covenants.  The  Executive
        -------------------------------------------------
represents that he is not and will not become a party to any noncompetition or nonsolicitation agreement or any other agreement which would prohibit him from entering into this Agreement or providing the services for the Employer contemplated by this Agreement on or after the Effective Date. In the event the Executive is subject to any such agreement, this Agreement shall be rendered null and void and the Employer shall have no obligations to the Executive under this Agreement.

     IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.

                                      THE BANK:

                                      GEORGIA BANK & TRUST COMPANY
                                      OF AUGUSTA


                                      By:  /s/  Ronald  Thigpen
                                         ------------------------------------
                                      Print Name:  Ronald Thigpen
                                                 ----------------------------
                                      Title:  Executive Vice President
                                              -------------------------------
                                              and Chief Operating Officer
                                              -------------------------------

                                      THE EXECUTIVE:


                                           /s/  Darrell R Rains
                                      ---------------------------------------
                                      Darrell R. Rains

     EXHIBIT  A
     ----------


     DESIGNATION  OF  BENEFICIARY  FORM


Pursuant to Section 3.3 of that certain employment agreement by and among Georgia Bank & Trust Company of Augusta, and ___________________ dated _______,__ 200__ (the "Agreement"), I, ____________________, hereby designate the beneficiary(ies) listed below to receive any benefits under the Agreement that may be due following my death. This designation shall replace and revoke any prior designation of beneficiary(ies) made by me under the Agreement.


Full Name(s), Address(es) and Social Security Number(s) of Primary Beneficiary(ies)*:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

*If more than one beneficiary is named above, the beneficiaries will share equally in any benefits, unless you have otherwise provided above. Further, if you have named more than one beneficiary and one or more of the beneficiaries is deceased at the time of your death, any remaining beneficiary(ies) will share equally, unless you have provided otherwise above. If no primary beneficiary survives you, then the contingent beneficiary designated below will receive any benefits due upon your death. In the event you have no designated beneficiary upon your death, any benefits due will be paid to your estate. In the event that you are naming a beneficiary that is not a person, please provide pertinent information regarding the designation.


Full Name, Address and Social Security Number of Contingent Beneficiary:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



Date
     -------------------------           ---------------------------------------
                                                   Darrell R. Rains